UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On January 2, 2019, Isaac Ciechanover notified the Board of Directors (the “Board”) of Atara Biotherapeutics, Inc. (“Atara” or the “Company”) of his decision to step down as the Company’s President and Chief Executive Officer, effective as of the earlier of (i) June 30, 2019, or (ii) the date of his successor’s appointment (the “Separation Date”). During the period prior to the Separation Date, Dr. Ciechanover will remain as President and Chief Executive Officer and a member of the Board.

The Board has formed a search committee, chaired by Atara’s Lead Independent Director Carol Gallagher, to evaluate candidates to serve as the Company’s Chief Executive Officer, and has engaged a leading executive search firm to assist in the process.

(e)

In connection with tendering his notice of resignation, Dr. Ciechanover and the Company entered into a transition and separation agreement, dated January 2, 2019 (the “Transition Agreement”), pursuant to which Dr. Ciechanover will continue to serve as President and Chief Executive Officer of the Company until the Separation Date. Pursuant to the Transition Agreement, if Dr. Ciechanover remains with the Company in good standing through the Separation Date, he is entitled to receive the following compensation and benefits, subject to the Company’s receipt of an effective release and waiver of claims from Dr. Ciechanover: (i) a cash payment equal to 12 months of his monthly base salary in effect as of the Separation Date, (ii) a cash payment equal to the premiums for insurance coverage under COBRA for a period of 12 months following the Separation Date, (iii) a pro rated portion of his 2019 target cash bonus amount based on the number of days he is employed during 2019; (iv) acceleration of vesting of his outstanding equity awards as if he had provided continuous service through and including December 31, 2019; and (v) acceleration of vesting of certain restricted stock unit awards that have an annual vesting date in February 2020 as if such awards were instead on a monthly vesting schedule from their grant of date through December 31, 2019.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Transition and Separation Agreement, dated January 2, 2019, by and between Isaac Ciechanover and Atara Biotherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ Mina Kim
Mina Kim
General Counsel

Date: January 3, 2019